Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACT:

Dava Guerin
Guerin Public Relations, Inc.
(215) 914-2040 or (215) 262-0740 (wireless)
or
Brighid de Garay
UbiquiTel Inc.
(610) 832-3311 or (610) 453-7495

UBIQUITEL TO PRESENT AT CTIA 2004 WIRELESS CONFERENCES

CSFB WIRELESS INVESTMENT FORUM AND

2ND ANNUAL JP MORGAN TECHNOLOGY AND TELECOM FORUM

CONSHOHOCKEN, Pa. – March 19, 2004  – UbiquiTel Inc. (Nasdaq: UPCS), a PCS Affiliate of Sprint, today announced that the company will participate in the CSFB Wireless Investment Forum and the 2nd Annual JP Morgan Technology and Telecom Forum at CTIA 2004 in Atlanta, GA on Monday, March 23, 2004, and Tuesday, March 24, 2004, respectively.

Don Harris, UbiquiTel’s Chairman, Chief Executive Officer and President, is scheduled to present at the CSFB forum at 5:00 p.m., eastern time, on Monday, March 23, 2004. Mr. Harris is also scheduled to present at the JP Morgan forum at 2:40 p.m., eastern time, on Tuesday, March 24, 2004.

About UbiquiTel Inc.

UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 10.0 million residents and cover portions of California, Nevada, Washington, Idaho, Wyoming, Utah, Indiana and Kentucky.

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